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                                                                   Exhibit 10.8b

                                    AMENDMENT
                                       OF
                                 TRIBUNE COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

RESOLVED, that the Board of Directors of the Company hereby amends the Tribune Company Employee Stock Purchase Plan by deleting the first paragraph of Section 17 in its entirety and, in lieu thereof, replacing that paragraph with the following:

17. TERMINATION. This Plan, and all rights of employees under any offering hereunder, shall terminate upon the first to occur of:

     (a) the date on which the Committee determines that the total number of Shares then available for sale under the Plan is not sufficient to meet all unfilled purchase requirements; or

     (b) the date on which the Plan is terminated by the Board of Directors of Tribune Company.

FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Company is hereby authorized and empowered to take all steps necessary to effect the foregoing resolution, including the execution, filing and delivery of such documents as may be required by law or as may be deemed necessary or proper in connection with the matters set forth in these resolutions.

                                  *   *   *

I, Mark W. Hianik, Assistant Secretary for Tribune Company, hereby certify that the foregoing is a correct copy of resolutions duly adopted by the Board of Directors of Tribune Company on May 7, 2002.


                                                      /s/ Mark W. Hianik
                                                      ------------------
                                                          Mark W. Hianik